SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                         Date of Report: April 24, 2006

                               Shelron Group, Inc.
                               -------------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

          0-31176                                             04-2965425
------------------------                              --------------------------
(Commission File Number)                                   (IRS Employer
Identification No.)


29 Broadway, New York, New York                                            10006
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: 212-836-4041

Item 1.01.     Entry into a Material Definitive Agreement.

      Shelron Group, Inc. (the "Registrant") previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2005 that it entered into a subscription agreement, dated as of January 4, 2005 (the "Subscription Agreement"), with Joseph Corso (the "Investor") for the sale and purchase of 18,500,000 shares of the Registrant's common stock, par value $0.001 per share (the "Shares"), for an aggregate purchase price of $1,500,000.

      On April 24, 2006, the Registrant and the Investor executed a letter agreement in which the Investor (i) clarified that agreements executed after the Subscription Agreement, which extended the time period by which the Registrant was to register the Shares (the "Extension Letters") were amendments to the Subscription Agreement; (ii) eliminated the penalties that may be triggered or accrue for failure to register the Shares within the time period prescribed in the Extension Letters; and (iii) irrevocably agreed not to rescind the Subscription Agreement or demand repayment of the purchase price due to the Registrant's failure to register the Shares as contemplated in the Subscription Agreement.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

None

(b)  Pro Forma Financial Information

None

(c) Shell Company Transactions

None

(d) Exhibits

10.6 Letter Agreement, dated April 24, 2006, by and between Joseph Corso and Shelron Group, Inc.

10.7  Extension letter, dated May, 10, 2005, by Joseph Corso.

10.8  Extension letter, dated June, 7, 2005, by Joseph Corso

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SHELRON GROUP, INC.


                                    By: /s/ Eliron Yaron
                                        ----------------------------------------
                                        Name:  Eliron Yaron
                                        Title: Chairman and Director

Dated: May 8, 2006